Exhibit 32.1
Certification of Chief Executive Officer of
CIGNA Corporation pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of CIGNA Corporation for the fiscal period ending September 30, 2009 (the “Report”):
(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CIGNA Corporation.

/s/ H. Edward Hanway

H. Edward Hanway
Chief Executive Officer
November 5, 2009